UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

SOUTHLAND HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52359	20-0340136
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of Principal Executive Offices) (Zip Code)

(423) 247-9560

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On November 12, 2007, Southland Health Services, Inc. (“Southland”), executed a warrant in favor of First American Swift, LLC (“First American Swift”) to purchase from Southland up to 1,000,000 shares of Southland common stock, par value $0.01 per share (the “Common Stock”) at the price of $2.00 per share. On the same date, Southland also executed a warrant in favor of First American Swift to purchase from Southland up to 3,000,000 shares of Common Stock at the price of $1.00 per share. Both warrants vest in stages between November 12, 2008 and November 12, 2012. Both warrants also provide the holder a guaranteed selling price of $2.50 per share for the Common Stock for 90 calendar days after the exercise date of the warrant. Neither warrant contains a “cashless exercise” provision.

Part of the consideration for the issuance of the two warrants was an agreement by First American Swift to provide Southland with debt financing. The debt financing has not closed as of this filing and there can be no guarantee the debt will close. If the debt financing is not completed in the timeframe originally contemplated by the parties, Southland will provide notice of termination of the warrants to First American Swift.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHLAND HEALTH SERVICES, INC.

By:	/s/ Larry N. Lunan
Name:	Larry N. Lunan
Title:	Chief Executive Officer

Dated: November 19, 2007

v.1